SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

[ ] Filed by the Registrant

[ ] Filed by a Party other than the Registrant

Check the appropriate box:

[ ] Preliminary Proxy Statement
    Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)

[X] Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            BHA Group Holdings, Inc.
               ---------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
(2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
(5)   Total fee paid:

      --------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials

    ----------------------------------------------------------------------------

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:

      --------------------------------------------------------------------------
(2)   Form, Schedule or Registration Statement no.:

      --------------------------------------------------------------------------
(3)   Filing Party:

      --------------------------------------------------------------------------
(4)   Date Filed:

      --------------------------------------------------------------------------

                            BHA GROUP HOLDINGS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TUESDAY, FEBRUARY 18, 2003


To the Stockholders of
BHA GROUP HOLDINGS, INC.

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BHA Group Holdings, Inc. (the "Company") will be held at the office of the Company, Second (2nd) Floor, BHA Group Holdings, Inc. Corporate Headquarters, 8800 East 63rd Street, Kansas City, Missouri 64133, on Tuesday, February 18, 2003, at 11:30 a.m., Kansas City time, for the following purposes:

         1.   To elect directors for the ensuing year;

         2. To ratify the selection of KPMG LLP as independent auditors of the Company for the fiscal year ending September 30, 2003; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on January 3, 2003 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof.

         MANAGEMENT REQUESTS ALL STOCKHOLDERS TO SIGN AND DATE THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE POSTAGE PAID, SELF-ADDRESSED ENVELOPE PROVIDED FOR YOUR CONVENIENCE. PLEASE DO THIS WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                       By Order of the Board of Directors



                                       STANLEY D. BIGGS
                                       Secretary


Kansas City, Missouri
January 15, 2003

                            BHA GROUP HOLDINGS, INC.

                              ---------------------
                                 PROXY STATEMENT
                              ---------------------

                             DATED JANUARY 15, 2003
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD TUESDAY, FEBRUARY 18, 2003


         This Proxy Statement is furnished by the Board of Directors (the "Board") of BHA Group Holdings, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of the Company which will be held at the principal executive offices of the Company, Second (2nd) Floor, BHA Group Holdings, Inc. Corporate Headquarters, 8800 East 63rd Street, Kansas City, Missouri 64133, on Tuesday, February 18, 2003 at 11:30 a.m., Kansas City time, and all adjournments thereof (the "Annual Meeting"). The close of business on January 3, 2003 has been designated as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised, either by delivering a signed revocation to the Secretary of the Company at any time prior to the Annual Meeting, or, at the Annual Meeting, by delivering a signed revocation to the Chairman of the meeting at any time prior to the commencement of the voting thereon. A duly executed proxy conferring different authority than an earlier proxy of the same stockholder will constitute a revocation of such earlier proxy.

         UNLESS OTHERWISE SPECIFIED IN THE PROXY (AND EXCEPT FOR "BROKER NON-VOTES" DESCRIBED BELOW), STOCK REPRESENTED BY PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE BOARD'S NOMINEES FOR DIRECTORS; (II) FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003 ("FISCAL 2003"); AND (III) IN THE DISCRETION OF THE PROXY HOLDERS WITH RESPECT TO SUCH MATTERS AS MAY COME BEFORE THE ANNUAL MEETING.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense incurred in sending proxy materials to their principals and obtaining their proxies. On or about January 15, 2003, this Proxy Statement and the accompanying form of proxy are to be mailed to each stockholder of record as of the Record Date.

         As of December 31, 2002, the Company had outstanding 6,108,504 shares of the Company's $.01 par value common stock (the "Common Stock"), the Company's only class of voting securities outstanding. Each share of Common Stock outstanding entitles the holder thereof to one vote. The majority of all the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting. Shares of Common Stock represented by proxies that reflect abstentions and "broker non-votes" (i.e. Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to approve a proposal. Shares of Common Stock represented by proxies that withhold authority to vote for any proposal or for an individual nominee for election as a director and broker non-votes will not be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to approve a proposal or to elect such nominee and effectively count as a vote against such proposal or nominee.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

NOMINEES FOR ELECTION OF DIRECTORS

         Six directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of stockholders and until his successor is duly elected and qualified. In voting for directors, for each share of Common Stock held of record, such stockholder is entitled to cast one vote either in favor of or against each candidate, or to abstain from voting on any or all candidates. It is intended that shares represented by the enclosed form of proxy will be voted in favor of the election of all of the nominees named below as directors, all of whom are now directors of the Company, unless otherwise specified in such proxy. If any of the nominees should become unavailable for election, the shares represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. The election of directors requires the affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Annual Meeting.

         On January 8, 2003, Richard C. Green, Jr. resigned from his position as a director of the Company in order to devote more time to fulfilling other personal time commitments. As a result, the Company has, and after the Annual Meeting will continue to have, one vacancy on the Board. It is the intention of the Board to conduct a search for a new independent director and, when a suitable candidate is found, to appoint a new independent director by action of the Board.

         The following information is given with respect to the nominees:

             NAME                           PRINCIPAL OCCUPATION                   DIRECTOR
             ----                           --------------------                    SINCE
                                                                                    -----
Lamson Rheinfrank, Jr..  Chairman of the Board of the Company(1)                     1986
James E. Lund..........  Chief Executive Officer and President of the Company(2)     1986
James J. Thome.........  Chief Operating Officer and Executive Vice President of     1990
                         the Company(3)
Don H. Alexander.......  President and Chief Executive Officer of Alexander &        1986
                         Associates, Inc.(4)
Robert D. Freeland.....  Chairman of the Board of Havens Steel Company(5)            1988
Thomas A. McDonnell....  President and Chief Executive Officer of DST Systems,       1993
                         Inc.(6)

----------------------------

(1) Mr. Rheinfrank, age 62, has been Chairman of the Board of the Company since its inception in July 1986. He was the Chief Executive Officer and Chairman of the Board of Directors of Standard Havens, Inc. ("Standard Havens") from 1967 until May 1989 when Standard Havens, which had been an affiliate of the Company, was acquired by a subsidiary of Raytheon Company. Mr. Rheinfrank also serves as a Director of Commerce Bank of Kansas City and an advisory director of Havens Steel Company and U.S. Engineering Co.

(2) Mr. Lund, age 53, has been a Director of the Company since its inception in July 1986. He has been President and Chief Executive Officer of the Company since April 1993 and prior thereto, served as Executive Vice President. Mr. Lund joined Standard Havens in 1979 where he served in various capacities through 1986 including the position of Vice President and General Manager of the Baghouse Accessories Division.

(3) Mr. Thome, age 47, has been Chief Operating Officer of the Company since May 1997 and Executive Vice President of the Company since April 1993. He has been a Director of the Company since February 1990. He joined the Company in 1986 as National Sales Manager and became Vice President of the Company in November 1988. Prior to his employment with the Company, Mr. Thome served in various positions with Standard Havens from 1979 to 1986.

(4) Mr. Alexander, age 64, has been a Director of the Company since its inception in July 1986. Mr. Alexander is President and Chief Executive Officer of Alexander & Associates, Inc., a private investment group; Chairman of Tulsa Power LLC, a Tulsa-based manufacturer of machinery for the wire and cable industry; and a Director of the Bank of Blue Valley, a commercial banking company in Overland Park, Kansas.

(5) Mr. Freeland, age 65, has been a Director of the Company since November 1988. He is Chairman of the Board of Havens Steel Company of Kansas City, Missouri, a global steel construction company. From 1983 to 1993, he was President and Chief Executive Officer and has been a Director of Havens Steel Company since 1971. Mr. Freeland is a past President and Board Member of the Central Fabricators Association of Chicago, Illinois, and is the past Chairman ExOfficio Board Member of the American Institute of Steel Construction of Chicago, Illinois after serving as Chairman in 1997 and 1998 and as a Board Member for 15 years.

(6) Mr. McDonnell, age 57, has been a Director of the Company since December 1993. Mr. McDonnell is the President and Chief Executive Officer and a Director of DST Systems, Inc. ("DST"), a company providing information processing and computer software services primarily to mutual funds and financial service organizations. He has been employed by DST in various capacities since 1973. He is a Director of Commerce Bancshares, Inc., Euronet Worldwide, Inc., Computer Sciences Corporation and Garmin Ltd.

COMMITTEES AND MEETINGS OF THE BOARD

         During the Company's fiscal year ended September 30, 2002 ("Fiscal 2002"), the Board held four regular meetings and two special meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee.

         During Fiscal 2002, the Audit Committee, comprised of Messrs. Alexander, Freeland, McDonnell and Green, met four times. The Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including the nomination of the Company's independent public accountants, the scope of audit procedures, general accounting policy matters, and the performance of the Company's independent public accountants.

         During Fiscal 2002, the Compensation Committee, comprised of Messrs. Alexander, Freeland, McDonnell and Green, met five times. The Compensation Committee is responsible for the review and approval of the annual corporate compensation guidelines, executive officer bonuses, executive officer compensation, and the potential levels of contribution to or awards under the Company's Profit Sharing and Employee Stock Ownership Plans, 401(k) plan and the Amended and Restated Incentive Stock Option Plan for the ensuing year.

         As a result of his resignation, Mr. Green will no longer serve on either the Audit Committee or the Compensation Committee.

         During Fiscal 2002, all of the directors attended at least 75% of the meetings of the Board and committees of which they are members.

DIRECTORS' COMPENSATION

         Currently, each director who is not employed by the Company receives an annual retainer together with a fee for each meeting of the Board or any committee he attends. Each director makes an annual election to receive his fees either in cash or in common stock of the Company. All of the directors have elected to receive their compensation in the form of stock for fiscal 2002 and for fiscal 2003. The current fees include an annual retainer of $16,000 in cash or $18,000 in common stock of the Company and meeting fees of $1,150 in cash or $1,250 in stock. When meetings of the Board of Directors and the committees are held concurrently, a single meeting fee is paid to each director in attendance. Additionally, each director receives an annual grant of options to purchase 1,250 shares of the Company's common stock at the fair market value on the date of such annual grant.

         The Company is in the process of reviewing its directors' compensation plan for the purpose of benchmarking to ensure that its program is in line with market practices. Upon completing this review, the Company will make any appropriate adjustment to its directors' compensation plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the Company's knowledge, based solely on a review of copies of
Section 16(a) forms submitted to the Company during and with respect to fiscal 2002, all officers, directors and beneficial owners of more than 10% of Common Stock of the Company filed timely reports under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") during Fiscal 2002. These officers, directors and beneficial owners are identified in the table on pages 14 and 15 of the proxy statement.

         COMPANY OFFICERS AND SENIOR OFFICERS OF SUBSIDIARY CORPORATIONS

         Messrs. Rheinfrank, Lund and Thome are officers of the Company who are listed above as nominees for director. The only officers of the Company and senior officers of the Company's subsidiaries other than these individuals are
H. Torsten Andersch, James C. Shay, Robert B. O'Conor, and Stanley D. Biggs.

         H. Torsten Andersch, age 45, is a Vice President having joined the Company's wholly-owned subsidiary, BHA Group GmbH as Sales Manager in September 1990. He became Assistant General Manager in December 1990 and was promoted to General Manager of BHA Group GmbH in September 1992. Prior to September 1990, he was employed as Sales Manager at Eastman Christensen GmbH.

         James C. Shay, age 39, has been Senior Vice President and Chief Financial Officer since August 1999. He had been Treasurer and Chief Financial Officer since March 1994 and was the Corporate Secretary from May 1997 to August 1999. He joined the Company as Controller in June 1992. From 1986 to 1992, he was employed at KPMG LLP as an Audit Manager and in various other positions.

         Robert B. O'Conor, age 45, has been the Senior Vice President of Sales of the Company's principal operating subsidiary since July 1999. He was Vice President of Sales from 1996 until 1999. From 1983, when he joined the Company, through 1996, he held numerous positions in Sales and Product Management. Prior to August 1983, he was employed in sales and engineering positions for Owens-Corning Fiberglass Corporation.

         Stanley D. Biggs, age 44, joined the Company in August 1999 as Vice President, Treasurer and Corporate Secretary. From 1988 until August 1999, he was employed by The Rival Company as Vice President, Treasurer and Corporate Secretary and various other positions.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In April 2002, the Company purchased 14,558 shares of the Company's common stock from the BHA Group Holdings, Inc. 401(k) Profit Sharing Plan ("the 401(k) Plan"). The shares purchased represented Lamson Rheinfrank, Jr.'s interest in the BHA Stock Fund of the 401(k) Plan. Mr. Rheinfrank is the Chairman and a director of the Company. The shares were acquired in a private transaction at a price of $17.50, which was the market value on the date of the transaction.

         In December 2002, the Company purchased 11,000 shares of the Company's common stock from Richard C. Green, Jr. At the time, Mr. Green was a director of the Company. The shares were acquired in a broker transaction at a price of $16.77 per share, which was the market value on the date of the transaction.

         In December 2002, the Company purchased 5,322 shares and 4,000 shares of the Company's common stock from James E. Lund and James J. Thome, respectively. Mr. Lund and Mr. Thome are officers and directors of the Company. The shares were acquired in a private transaction at a price of $16.75 per share, which was the market value on the date of the transaction.

                            EXECUTIVE COMPENSATION

I.   SUMMARY COMPENSATION TABLE

     The following table shows, for the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (collectively, the "named executive officers"), information concerning compensation earned for services in all capacities during the Fiscal 2002, as well as compensation earned by each such person for the two previous fiscal years.

---------------------------------------------------------------------------------------------------------------------
                                   ANNUAL COMPENSATION                       LONG-TERM COMPENSATION
                                 -------------------------------------------------------------------------
                                                                              AWARDS            PAYOUTS
                                                                     -------------------------------------
                                                           OTHER                   SECURITIES
                                                           ANNUAL     RESTRICTED   UNDERLYING
                                              ANNUAL      COMPEN-       STOCK       OPTIONS/      LTIP     ALL OTHER
  NAME AND PRINCIPAL     FISCAL    SALARY    BONUS(1)    SATION(2)    AWARDS(S)       SARS      PAYOUTS   COMPENSATION
       POSITION           YEAR      ($)         ($)         ($)          ($)          (#)         ($)         ($)
          (A)             (B)       (C)         (D)         (E)          (F)          (G)         (H)         (I)
---------------------------------------------------------------------------------------------------------------------
James E. Lund,            2002     258,750     52,000        --           --         36,000       --        24,639(3)
Chief Executive           2001     250,000     50,400        --           --           --         --        24,894(4)
Officer and President     2000     250,000     58,300        --           --         36,000       --        15,225(5)
---------------------------------------------------------------------------------------------------------------------

Lamson Rheinfrank,        2002     184,750     26,000        --           --         18,000       --        36,399(3)
Jr., Chairman             2001     178,500     25,200        --           --           --         --        36,654(4)
                          2000     178,500     29,150        --           --         18,000       --        20,235(5)
---------------------------------------------------------------------------------------------------------------------

James J. Thome,           2002     258,750     52,000        --           --         36,000       --        21,075(3)
Executive Vice            2001     250,000     50,400        --           --           --         --        21,330(4)
President and Chief       2000     250,000     58,300        --           --         36,000       --        13,850(5)
Operating Officer
---------------------------------------------------------------------------------------------------------------------

James C. Shay,            2002     175,950     45,500        --           --         27,000       --        15,899(3)
Senior Vice President     2001     170,000     44,100        --           --           --         --        16,154(4)
and Chief Financial       2000     170,000     51,013        --           --         27,000       --        13,126(5)
Officer
---------------------------------------------------------------------------------------------------------------------

Robert B. O'Conor,        2002     176,700(6)  15,500        --           --           --         --        15,254(3)
Senior Vice President     2001     171,990(6)  10,500        --           --           --         --        15,509(4)
of Sales                  2000     172,895(6)   5,000        --           --           --         --        12,087(5)
---------------------------------------------------------------------------------------------------------------------

---------------------------

(1) Annual bonus payments are based on the Company's financial performance for each fiscal year and were paid in the subsequent fiscal year (see "Compensation Committee Report on Executive Compensation - Annual Cash Incentives").

(2) No amounts for executive earnings and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

(3)  Amounts of All Other Compensation for Fiscal 2002 include the following:

     (i)    Contributions by the Company under the ESOP and Profit Sharing
            Plans: each executive $6,399;

     (ii) Contributions by the Company under the 401(k) plan: each executive $900; and,

     (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $17,340; Mr. Rheinfrank, $29,100; Mr. Thome, $13,776; Mr.
            Shay, $8,600; Mr. O'Conor, $7,955.

(4)  Amounts of All Other Compensation for Fiscal 2001 include the following:

     (i) Contributions by the Company under the ESOP and Profit Sharing plans: each executive $6,654;

     (ii) Contributions by the Company under the 401(k) plan: each executive $900; and,

     (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $17,340; Mr. Rheinfrank, $29,100; Mr. Thome, $13,776; Mr.
            Shay, $8,600; Mr. O'Conor, $7,955.

(5)  Amounts of All Other Compensation for Fiscal 2000 include the following:

     (i)    Contributions by the Company under the ESOP and Profit Sharing
            Plans: each executive $7,360;

     (ii) Contributions by the Company under the 401(k) plan: each executive $750; and,

     (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $7,115; Mr. Rheinfrank, $12,125; Mr. Thome, $5,740; Mr. Shay, $5,016; Mr. O'Conor, $3,977.

(6) Base salary for Mr. O'Conor also includes monthly incentives tied to sales results.

II.  OPTION/SAR GRANTS TABLE

     The following table sets forth information with respect to the named executives concerning the grant of stock options during Fiscal 2002:

-------------------------------------------------------------------------------------------------------------------
                                INDIVIDUAL GRANT AWARD
-------------------------------------------------------------------------------------------------------------------
                                                                                            POTENTIAL REALIZABLE
                               NUMBER OF      % OF TOTAL                                      VALUE AT ASSUMED
                              SECURITIES        OPTIONS        EXERCISE                     ANNUAL RATE OF STOCK
                              UNDERLYING      GRANTED TO       OR BASE                       PRICE APPRECIATION
                                OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION           FOR OPTION
           NAME                 GRANTED       FISCAL YEAR       ($/SH)         DATE           5%          10%
            (A)                   (B)             (C)            (D)            (E)          (F)          (G)
-------------------------------------------------------------------------------------------------------------------
       James E. Lund            36,000           24.2%          $16.61        9/17/12      $376,054     $952,994
-------------------------------------------------------------------------------------------------------------------
  Lamson Rheinfrank, Jr.        18,000           12.1%          $16.61        9/17/12      $188,027     $476,497
-------------------------------------------------------------------------------------------------------------------
      James J. Thome            36,000           24.2%          $16.61        9/17/12      $376,054     $952,994
-------------------------------------------------------------------------------------------------------------------
       James C. Shay            27,000           18.1%          $16.61        9/17/12      $282,040     $714,746
-------------------------------------------------------------------------------------------------------------------

     The options represented above were granted during Fiscal 2002 as the Long-Term Stock Incentive Component of the Executive Compensation Program (refer to Compensation Committee Report on Executive Compensation on pages 8 & 9). The options vest in four annual increments of 25%.

III. AGGREGATED OPTION EXERCISES IN FISCAL 2002
     AND FISCAL YEAR-END ("FY-END") OPTION VALUES

--------------------------------------------------------------------------------------------------------------------
                            SHARES                                                       VALUE OF UNEXERCISED
                         ACQUIRED ON      VALUE     UMBER OF SECURITIES UNDERLYING     IN-THE MONEY OPTIONS AT
                           EXERCISE     REALIZED   NUNEXERCISED OPTIONS AT FY-END               FY-END
          NAME               (#)           ($)                   (#)                            ($)(2)
          (A)                (B)           (C)                   (D)                             (E)
----------------------------------------------------
                                                     EXERCISABLE  UNEXERCISABLE (1)  EXERCISABLE  UNEXERCISABLE (1)
--------------------------------------------------------------------------------------------------------------------
     James E. Lund             ---           ---       107,811         114,300         922,862        218,880
--------------------------------------------------------------------------------------------------------------------
 Lamson Rheinfrank, Jr.        ---           ---           ---          78,300             ---        109,440
--------------------------------------------------------------------------------------------------------------------
     James J. Thome         30,000       306,300        63,170         114,300         540,735        218,880
--------------------------------------------------------------------------------------------------------------------
     James C. Shay           6,500        50,505        20,418          96,300         118,291        164,160
--------------------------------------------------------------------------------------------------------------------
   Robert B. O'Conor         6,807        48,806           ---          20,000             ---         52,800
--------------------------------------------------------------------------------------------------------------------

---------------------------------------------

(1) Includes options that have not met vesting requirements, minimum fair market value requirements and/or minimum earnings per share requirements. Certain stock options currently outstanding were issued with provisions restricting the exercise unless the Company achieves a share price of $25.00 per share or earnings per diluted share of $1.25.

(2) Based on a fair market value as of September 30, 2002 of $15.70 per share. Values are stated on a pre-tax basis.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During Fiscal 2002, the Compensation Committee was comprised of Messrs. Alexander, Freeland, McDonnell and Green. No such member of the Compensation Committee was at any time an officer or employee of the Company or any of its subsidiaries.

EXECUTIVE EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL PROVISIONS

         The Company has employment agreements with each officer who serves on its Executive Committee (each, an "Agreement" and collectively, the "Agreements"). The Agreements, which were most recently amended effective February 19, 2002, are subject to one year automatic extensions on each October 1, unless either party gives notice within 90 days of such October 1 of his or its election to have such automatic extensions cease. All of the Agreements have been automatically extended.

         Each Agreement prohibits the executive from competing with the Company for the two-year period after the termination of such employment with the Company. Each Agreement further provides that if the Company terminates the Agreement without cause or if the executive terminates his Agreement for good reason, the executive covered by such Agreement is entitled to receive one year base salary together with a specified percentage of the executive's annual bonus potential. If the Agreement is terminated for these reasons and the circumstances relate to a change in control of the Company, then the corresponding base salary and annual bonus payments will cover a two year period. In the event such payments are subject to an excise tax imposed by
Section 4999 of the Code, the Company is required to make an additional gross-up payment to the employee to offset the effect of the excise tax on the employee.

                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

         The Board believes that increasing the value of the Company to its stockholders is the Board's most important objective and should be the key measure of management performance. The Board also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee, which is made up of directors who are not employees of the Company, is responsible for determining the compensation packages of the Company's executives.

         The Company is focused on achieving consistent earnings growth and increasing returns to its shareholders. In previous filings, the Company has stated that although it remains cautious about near term results due to challenging business conditions, the following are its longer-term financial goals:

         o Increase compounded earnings per diluted share at a 12% to 15% annual rate over time.

         o Increase return on average equity to 15% by fiscal 2004. Moving beyond fiscal 2004, the longer-term goal is a 20% return on average equity.

         The Compensation Committee's role in determining the compensation of the executives of the Company is to assure that the Company's compensation strategy is aligned with the above stated objectives and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for the executives to earn incentive compensation reflecting both the Company's and the individual's performance.

         The executive compensation program is designed to accomplish the Board's objectives. The program is based upon the principles that: executive performance should be judged and compensated primarily on the basis of the Company's earnings and the strength of the Company's financial position; long-term appreciation in stockholder value is an appropriate measure of the Company's financial performance; and the most effective approach to promoting the financial success of the Company is to align the stockholders' and the executives' interests. This alignment is best accomplished through a compensation strategy emphasizing long-term stock ownership. As a result, the program is designed to increase the proportion of long-term compensation tied to increases in the Company's earnings, financial position and appreciation in stockholder value. The annual cash compensation for executive officers is primarily in the form of base salary, which is being maintained at levels consistent with competitive market compensation practices, and annual cash incentives based on quantitative objectives tied to the Company's financial performance. Annual cash compensation is supplemented with long-term incentive compensation, primarily in the form of stock incentives, intended to link executive compensation to changes in stockholders' value. The Compensation Committee intends that the application of these principles will result in total executive compensation and capital accumulation potential above competitive levels for superior stockholder returns and below competitive levels for average or lesser returns.

         There are three components to the Company's compensation program for the officers that serve on its Executive Committee: base salary, annual cash incentives and long-term stock incentives. Each of these components is discussed in detail below.

BASE SALARY

         Base salaries for Fiscal 2002 were established under the Agreements for each officer that serves on the Executive Committee. Factors considered in setting these salaries include the responsibilities of the position, compensation of executives in companies of similar size or in the same industry and external market conditions.

ANNUAL CASH INCENTIVES

         The stated goal of the Compensation Committee is to structure executive compensation that focuses the efforts of senior management on achieving the above stated business goals of the Company. An annual cash incentive matrix covering multiple years is utilized to compensate senior management for achieving consistent and increasing earnings growth over several periods. The annual cash payments for each executive under this program are fixed for each of the multiple years covered by the matrix. The matrix determines the amount of annual cash incentive for each executive based on each individual's maximum potential award and the Company's earnings per diluted share (EPS) for that year. During fiscal 2000, 2001 and 2002, each of the Company's executive officers earned a cash incentive under this program.

LONG-TERM STOCK INCENTIVES

         The Committee believes that long-term changes in stockholder value are an important measure of the Company's performance. The Committee uses stock incentives (primarily stock options) to align the interests of the Company's stockholders and executives.

         With respect to stock incentives, the Compensation Committee has expressed its desire that the executives increase their ownership in the Company by retaining ownership of a substantial portion of the shares of the Company's Common Stock acquired through the stock incentive awards. The Compensation Committee has advised the executive officers that they should retain a majority (less shares forfeited or used to pay the option exercise price or taxes) of all restricted stock and stock acquired through the exercise of options previously awarded. Since 1994, the executives of the Company have exercised certain stock options and have retained the maximum number of shares possible after using a portion of the shares to pay the option exercise price and income taxes. The Company's executive officers were awarded stock options during fiscal 2000 and 2002. The award made in fiscal 2002 is intended to satisfy the Long-Term Incentive component of the executive compensation program for a three-year period.

                     COMPENSATION OF CHIEF EXECUTIVE OFFICER

         Mr. Lund received total compensation amounting to $335,389 in Fiscal 2002. He earned a cash incentive payment based on the Company's financial performance against the requirements of the three-year cash incentive matrix currently in place. The Compensation Committee considers Mr. Lund's compensation to be in line with industry and market size standards and to be consistent with Company performance objectives.

         This report was presented to and approved by the Board.


         Thomas A. McDonnell
         Don H. Alexander
         Robert D. Freeland
         Richard C. Green, Jr.

                     AUDIT COMMITTEE REPORT TO SHAREHOLDERS

         The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. During Fiscal 2002, the Audit Committee was composed of four directors, each of whom is independent as defined by Rule 4200(a) of the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter was filed with the Proxy Statement dated January 16, 2001.

         Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the September 30, 2002 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

         Based upon the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended September 30, 2002, to be filed with the Securities and Exchange Commission.

                                       Respectfully submitted,

                                       THE AUDIT COMMITTEE



                                       Richard C. Green, Jr.
                                       Don H. Alexander
                                       Robert D. Freeland
                                       Thomas A. McDonnell

                        INDEPENDENT ACCOUNTANT DISCLOSURE

AUDIT FEES
The aggregate fees billed for professional services rendered by KPMG LLP for the audit of our annual financial statements for the year ended September 30, 2002 and the reviews of the condensed financial statements included in our quarterly Reports on Forms 10-Q for the year ended September 30, 2002 were $86,900.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES
There were no fees billed for information technology systems design and implementation services rendered by KPMG LLP during the year ended September 30, 2002.

INCOME TAX SERVICES FEES
The aggregate fees billed for income tax services rendered by KPMG LLP during the year ended September 30, 2002, including fees for domestic and international tax consulting and compliance were $85,000.

ALL OTHER FEES

KPMG LLP was engaged to perform a risk assessment relative to the Company's implementation of its enterprise resource planning software. Fees for such services were $57,300.

The aggregate fees billed by KPMG LLP for the year ended September 30, 2002 for all other services (exclusive of the fees specifically identified above) were $50,405, consisting primarily of audits of the Company's employee benefit plans and statutory audits of certain of the Company's international subsidiaries.

The Audit Committee of the Board of Directors has determined that the provision of these services is compatible with maintaining the independence of KPMG LLP.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPHS FOR
                            BHA GROUP HOLDINGS, INC.


         The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on September 30, 1997 in the Company's Common Stock, the Standard & Poors 500 Stock Index and the First Analysis Environmental Index. The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.

                                  [LINE CHART]

Company/Index             9/97      9/98      9/99      9/00      9/01     9/02
-------------             ----      ----      ----      ----      ----     ----
BHA Group Holdings, Inc.  $100    $75.44    $62.93    $93.75    $99.49  $104.34
S&P 500 Comp. Ltd.         100    109.05    139.36    157.88    115.85    92.12
First Analysis             100     91.51     91.22     98.45     85.71    88.52

                COMPARISON OF LONG-TERM CUMULATIVE TOTAL RETURNS
                             PERFORMANCE GRAPHS FOR
                            BHA GROUP HOLDINGS, INC.


         The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on November 30, 1986 (which corresponds to the month in which the Company's stock first traded) in the Company's Common Stock, the Standard & Poors 500 Stock Index and the First Analysis Environmental Index. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.

                                  [LINE CHART]

Company/Index             11/86   9/87     9/88     9/89     9/90     9/91     9/92     9/93     9/94
-------------             -----   ----     ----     ----     ----     ----     ----     ----     ----
BHA Group Holdings, Inc.  $100  $207.41  $266.71  $625.06  $558.43  $475.04  $508.42  $468.89  $440.39
S&P 500 Comp. Ltd.         100   132.37   115.99   154.28   140.02   183.66   203.95   230.47   238.97
First Analysis             100   145.94   128.83   180.3    157.09   183.84   166.41   158.28   159.47

Company/Index              9/95     9/96     9/97     9/98     9/99     9/00     9/01     9/02
-------------              ----     ----     ----     ----     ----     ----     ----     ----
BHA Group Holdings, Inc. $461.6   $550.16  $724.95  $546.88  $456.2   $679.6   $721.25  $756.3
S&P 500 Comp. Ltd.        310.05   373.09   524      571.4    730.26   827.28   607.05   482.69
First Analysis            177.65   197.01   246.51   205.89   219.46   253.2    220.42   227.66

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of December 31, 2002, the Company had outstanding and entitled to vote 6,108,504 shares of Common Stock. As of December 31, 2002, the trustee of the ESOP was the registered holder of 779,341 shares of Common Stock, 705,358 of which have vested in participant accounts. Participants in the ESOP are entitled to vote both the vested and unvested shares which are in their account.

         The following table sets forth, as of December 31, 2002, certain information with respect to (a) each person known by the Company to own beneficially five percent or more of the outstanding Common Stock, (b) each of the directors and nominees for director of the Company, (c) each of the executive officers named in the Summary Compensation Table, and (d) all directors, executive and senior officers of the Company and its subsidiaries as a group:

                  NAME AND ADDRESS                        AMOUNT AND NATURE          PERCENT OF
                OF BENEFICIAL OWNER                  OF BENEFICIAL OWNERSHIP(1)     COMMON STOCK
                -------------------                  --------------------------     ------------
Royce & Associates, Inc..........................              845,828                 13.8%
     1414 Avenue of the Americas, 9th Floor
     New York, New York 10019-2578
T. Rowe Price Associates.........................              680,900                 11.1%
     100 East Pratt Street, 7th Floor
     Baltimore, Maryland 21202-1090
Merrill Lynch Asset Management...................              547,977                  9.0%
     800 Scudder Mill Road
     Plainsboro, New Jersey 08536-1606
Kern Capital Management LLC......................              471,900                  7.7%
     114 West 47th Street, Suite 1926
     New York, New York  10036
Lamson Rheinfrank, Jr............................              452,049(2)               7.4%
     BHA Group Holdings, Inc.
     8800 East 63rd Street
     Kansas City, Missouri 64133
Dimensional FD Advisors, Inc.....................              323,007                  5.3%
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401-1005
James E. Lund....................................              193,460(3)               3.2%
     BHA Group Holdings, Inc.
     8800 East 63rd Street
     Kansas City, Missouri  64133
James J. Thome...................................              134,908(4)               2.2%
     BHA Group Holdings, Inc.
     8800 East 63rd Street
     Kansas City, Missouri 64133
Thomas A. McDonnell..............................               77,749(5)               1.3%
     DST Systems, Inc.
     333 W. 11th Street, 5th Floor
     Kansas City, Missouri 64105
James C. Shay....................................               35,106(6)               *
     BHA Group Holdings, Inc.
     8800 East 63rd Street
     Kansas City, Missouri 64133

                                       14

Don H. Alexander.................................               32,123(7)               *
     Alexander & Associates, Inc.
     408 Miami
     Kansas City, KS  66105
Robert B. O'Conor................................               21,908(8)               *
     BHA Group, Inc.
     8800 East 63rd Street
     Kansas City, MO  64133
Robert D. Freeland...............................               17,071(9)               *
     Havens Steel Company
     7219 East 17th Street
     Kansas City, Missouri 64126
All directors, named executive and senior........              974,397                 16.0%
Officers as a group (10 people) (10)

---------------------------
* Less than 1%

(1) All information is as of December 31, 2002 and was determined in accordance with Rule 13d-3 under the Exchange Act, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power.

(2) Consists of 30,833 shares of Common Stock held of record by Mr. Rheinfrank, 155,404 shares of Common Stock held by irrevocable family trusts of which Mr. Rheinfrank is the co-trustee, 16,120 shares of Common Stock held by his daughters (as to which shares he disclaims any beneficial interest), 32,490 shares of Common Stock owned by Mr. Rheinfrank's wife (as to which shares he disclaims any beneficial interest), 21,200 shares of Common Stock in the Rheinfrank Foundation, 187,550 shares of Common Stock in the Rheinfrank Family Limited Partnership, and 8,452 shares of Common Stock held of record by the trustee of the ESOP for Mr. Rheinfrank who is entitled to vote such shares by virtue of the allocation under the ESOP.

(3) Consists of 61,626 shares of Common Stock held of record by Mr. Lund, 5,058 shares of Common Stock owned by Mr. Lund's wife (as to which shares he disclaims any beneficial interest), options to purchase 107,811 shares of Common Stock under the Plan which are exercisable within 60 days of December 31, 2002, and 18,965 shares of Common Stock held of record by the trustee of the ESOP for Mr. Lund who is entitled to vote such shares by virtue of the allocation under the ESOP.

(4) Consists of 54,754 shares of Common Stock held of record by Mr. Thome, options to purchase 63,170 shares of Common Stock under the Plan which are exercisable within 60 days of December 31, 2002, 16,684 shares of Common Stock held of record by the trustee of the ESOP for Mr. Thome who is entitled to vote such shares by virtue of the allocation under the ESOP, and 300 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

(5) Consists of 70,263 shares of Common Stock held of record by Mr. McDonnell and options to purchase 7,486 shares under the Plan, which are exercisable within 60 days of December 31, 2002.

(6) Consists of 8,546 shares of Common Stock held of record by Mr. Shay, options to purchase 20,418 shares of Common Stock under the Plan which are exercisable within 60 days of December 31, 2002, 4,359 shares of Common Stock held of record by the trustee of the ESOP for Mr. Shay who is entitled to vote such shares by virtue of the allocation under the ESOP, and 1,783 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

(7)    Consists of 32,123 shares of Common Stock held of record by Mr.
       Alexander.

(8) Consists of 13,279 shares of Common Stock held of record by Mr. O'Conor, 8,527 shares of Common Stock held of record by the trustee of the ESOP for Mr. O'Conor who is entitled to vote such shares by virtue of the allocation under the ESOP, and 102 shares held in account under the BHA Group Holdings, Inc. 401(K) Plan.

(9)    Consists of 17,071 shares of Common Stock held of record by Mr. Freeland.

(10) Total beneficial ownership of all directors, named executives and senior officers as a group as reported is 974,397 shares or 16.0% of common shares currently outstanding. Excluding unexercised stock options, such ownership is 773,563 shares or 12.7% of the total common shares outstanding.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (PROPOSAL NO. 2)

         KPMG LLP is the accounting firm which examined and reported on the Company's financial statements for Fiscal 2002. KPMG LLP has been selected by the Board to serve as the Company's accounting firm for Fiscal 2003. Representatives of KPMG LLP are expected to attend the Annual Meeting. The representatives of KPMG LLP will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

         The Board is seeking stockholder approval of its selection of KPMG LLP. Stockholder approval requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting. THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP AND IT IS INTENDED THAT SHARES REPRESENTED BY THE ENCLOSED FORM OF PROXY WILL BE VOTED IN FAVOR OF THE RATIFICATION OF THE SELECTION OF KPMG LLP UNLESS OTHERWISE SPECIFIED IN SUCH PROXY. If stockholders do not ratify the appointment of KPMG LLP as the auditors of the Company for Fiscal 2003 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.

                 TIME FOR SUBMISSION OF PROPOSAL OF STOCKHOLDERS

         Any stockholder who intends to present a proposal to be included in the Company's proxy statement for action at the Company's Annual Meeting of Stockholders scheduled to be held on February 17, 2004, must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation requires, among other things, that a proposal to be included in the Company's proxy statement for its annual meeting in 2004, must be received by the Company at its principal executive office, 8800 East 63rd Street, Kansas City, Missouri 64133, by September 15, 2003. In addition, if a stockholder presents a matter for action at the Company's next annual meeting without providing the Company with notice of such matter by November 28, 2003, stock represented at such meeting by proxies solicited by the Board of Directors may be voted in the discretion of such proxy holders against the matter proposed by such stockholder.

                            GENERAL AND OTHER MATTERS

         Management knows of no matter other than the matters described above which will be presented to the Annual Meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters. You are urged to sign and return your proxy to make certain your shares will be voted at the Annual Meeting.


                                       By Order of the Board of Directors



                                       STANLEY D. BIGGS
                                       Secretary


Kansas City, Missouri
January 15, 2003

PROXY

                            BHA GROUP HOLDINGS, INC.
               8800 EAST 63RD STREET, KANSAS CITY, MISSOURI 64133

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ANNUAL MEETING OF STOCKHOLDERS - FEBRUARY 18, 2003

         The undersigned hereby appoints James E. Lund and Stanley D. Biggs, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of BHA Group Holdings, Inc. (the "Company") to be held on February 18, 2003, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.



         Dated:  _____________________________, ___________
                                Month/Day                  Year



         ------------------------------------------------------------------



         ------------------------------------------------------------------

         PLEASE SIGN EXACTLY AS NAME APPEARS ABOVE. FOR JOINT ACCOUNTS, EACH JOINT OWNER MUST SIGN. PLEASE GIVE FULL TITLE IF SIGNING IN A REPRESENTATIVE CAPACITY.


[ ] PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

1.       ELECTION OF DIRECTORS

         NOMINEES:  Don H. Alexander, Robert D. Freeland, James E. Lund,
                    Thomas A. McDonnell, Lamson Rheinfrank, Jr., and James J. Thome.

         [ ] FOR ALL nominees listed above.
         [ ] FOR ALL nominees listed above EXCEPT:

         -----------------------------------------------------------------------

         (INSTRUCTION: To withhold authority to vote on any individual nominee, write the name above.)

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2003.

         [ ] FOR the ratification of KPMG LLP.
         [ ] AGAINST the ratification of KPMG LLP.
         [ ] ABSTAIN

3.       ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         If no specification is made, this proxy will be voted FOR Proposals 1 and 2 listed above.